UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 31, 2013

BOK FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Oklahoma	73-1373454
(State or other jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Bank of Oklahoma Tower
P.O. Box 2300
Tulsa, Oklahoma	74192
(Address of Principal Executive Offices)	(Zip Code)

Bank of Oklahoma Tower, Boston Avenue at Second Street, Tulsa, Oklahoma 74172
(Address of principal executive offices)

Registrant's telephone number, including area code:
(918) 588-6000

_____________________N/A___________________________

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 502(b) and (c). Departure of Officers; Appointment of Certain Officers.

Charles E. Cotter, Executive Vice President and Chief Credit Officer for BOKF, NA (“BOKF”), retired effective as of the March 31, 2013. Mr. Cotter had worked over 30 years at BOKF and Fidelity Bank, a bank acquired by BOKF. He was succeeded by Stacy C. Kymes who became the BOKF Chief Credit Officer effective April 1, 2013.

Before assuming the position of Chief Credit Officer, Mr. Kymes, age 42, acted for BOKF as Assistant Chief Credit Officer, Director of Mergers and Acquisitions, Treasurer, Corporate Controller and Chief Auditor. Mr. Kymes joined BOKF in 1996. Prior to joining BOKF, Mr. Kymes was with KPMG LLP.

Mr. Kymes also serves as Vice-Chairman of the Tulsa Stadium Trust. On December 4, 2008, BOKF entered into a $25,000,000 loan commitment with the Tulsa Community Foundation (“TCF”) to be secured by tax-exempt bonds purchased from the Tulsa Stadium Trust (an Oklahoma public trust of which the City of Tulsa is the sole beneficiary) by TCF. Mr. Kymes participates on a volunteer basis, receiving no remuneration.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOK FINANCIAL CORPORATION

By: /s/ Steven E. Nell
Steven E. Nell
Executive Vice President
Chief Financial Officer

Date: April 4, 2013